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                                                                    EXHIBIT 23.4


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2002, with respect to the consolidated financial statements of Three Rivers Bancorp, Inc. incorporated by reference in the Registration Statement (Form S-4 No. 333-______) and the related Prospectus of Sky Financial Group, Inc. for the registration of 5,121,464 shares of its common stock.


                                                   /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 17, 2002